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                                                                   EXHIBIT 10.13

                       THIRD AMENDMENT, WAIVER AND CONSENT

                                       TO

                                 LOAN AGREEMENT

         THIS THIRD AMENDMENT, WAIVER AND CONSENT TO LOAN AGREEMENT, dated as of February 6, 2004 (the "Third Amendment"), is made and entered into by and between Halsey Drug Co., Inc., a New York corporation ("Borrower"), and Watson Pharmaceuticals, Inc., a Nevada corporation ("Lender"). Capitalized terms used herein and not otherwise defined shall have the meaning provided in the Loan Agreement (as defined below).

                                    RECITALS

         WHEREAS, Borrower and Lender are parties to that certain Loan Agreement, dated as of March 29, 2000, as amended by a certain Amendment to Loan Agreement dated as of March 31, 2000, and as further amended by a certain Second Amendment to Loan Agreement dated as of December 20, 2002 (as so amended, the "Loan Agreement"); and

         WHEREAS, in accordance with the terms of the Loan Agreement, Borrower has issued to Lender two Promissory Notes, the first dated December 20, 2002 in the principal amount of $17,500,000 (the "Replacement Note"), and the second dated December 20, 2002 in the principal amount of $3,901,331 (the "New Note", and together with the Replacement Note, collectively, the "Old Notes"); and

         WHEREAS, in order to allow the Borrower to complete each of the transactions contemplated pursuant to that certain Term Sheet dated December 19, 2003 between the Borrower and the other signatories thereto (the "Term Sheet Transactions"), Borrower has requested Lender, and Lender has agreed, to consent to the Term Sheet Transactions and to waive certain restrictions contained in the Loan Agreement, as provided herein; and

         WHEREAS, pursuant to a certain Umbrella Agreement dated of even date herewith (the "Umbrella Agreement") by and among Borrower, Lender, Care Capital Investment II, L.P., Essex Woodlands Health Ventures V, LP, Galen Partners III, L.P. and the other signatories

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thereto (collectively, but excluding the Borrower and Lender, the "Investor
Group"), in consideration of Borrower's payment to Lender of $4,000,000, Lender has agreed to (i) cancel and discharge in full New Note in the principal amount of $3,901,331, (ii) forgive $12,500,000 in principal amount of Replacement Note and amend and restate Replacement Note as provided herein, and (iii) amend the Loan Agreement as provided herein (collectively, the "Note and Loan Agreement Amendments"); and

         WHEREAS, pursuant to the terms of the Umbrella Agreement, Lender will transfer and convey to the Investor Group all of its right, title and interest in and to the Loan Agreement and Replacement Note after giving effect to the Note and Loan Agreement Amendments; and

         WHEREAS, it is a condition to the completion of the Term Sheet Transactions and the Umbrella Agreement that the Note and Loan Agreement Amendments be completed in accordance with the terms of this Third Amendment.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT

         1. Loan Agreement Waivers. Lender hereby consents to the Term Sheet Transactions and, on the date this Third Amendment becomes effective, waives the following, which waivers are limited solely to the Term Sheet
Transactions:

         (a) The requirements to give notice of adverse changes and to comply with material agreements contained in Sections 7.3 and
                  7.4 of the Loan Agreement;

         (b)      The lien restrictions contained in Section 8.3 of the Loan
                  Agreement;

         (c) The indebtedness restrictions contained in Section 8.4 of the Loan Agreement;

         (d) The restrictions against the amendment to the Certificate of Incorporation and/or By-Laws of the Borrower or the Guarantors, contained in Section 8.6 of the Loan Agreement;

         (e) The restrictions against the Guarantors' guaranteeing any obligation of any person, firm or entity contained in Section
                  8.7 of the Loan Agreement;

         (f) The restrictions against engaging in any business other than such business conducted by the Borrower contained in Section
                  8.10 of the Loan Agreement; and

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         (g)      any and all Events of Default under the Loan Agreement and the
                  Loan Documents that have occurred and are continuing as of the date hereof.

         2. The fifth Recital to the Loan Agreement is hereby amended in its entirety to read as follows:

         "WHEREAS, pursuant to that certain Debenture and Warrant Purchase Agreement, dated May 26, 1999 (the "1999 Debenture Agreement"), executed by Borrower in favor of the purchasers named therein, Borrower issued its 5% Convertible Senior Secured Debentures due March 15, 2003 (such debentures, the "Oracle Debentures").

         3. Article One of the Loan Agreement is hereby amended in its entirety to read as follows:

         "1. AMOUNT AND TERMS OF LOANS.

                  "1.1 Term Loans. Subject to the terms herein, Lender has previously loaned to Borrower the aggregate principal amount of Twenty One Million Four Hundred One Thousand Three Hundred Thirty One Dollars ($21,401,331) (the "Original Loan"). Effective the date of the Third Amendment to the Loan Agreement, (i) Lender forever forgives, discharges, cancels and renders null and void Borrower's obligation to repay Sixteen Million Four Hundred One Thousand Three Hundred Thirty One Dollars ($16,401,331) in principal amount, plus accrued and unpaid interest on such principal amount, of the Original Loan, resulting in a remaining principal balance of the Original Loan of Five Million Dollars ($5,000,000) (the "Loan"), and (ii) Lender forever forgives and discharges Borrower's obligation to pay interest under the Original Loan, as evidenced by the Old Notes, to the extent accrued and unpaid through and including the date of the Third Amendment to the Loan Agreement. The Old Notes previously issued by Borrower to Lender hereunder shall be amended or cancelled, as appropriate, in accordance with Section 1.2 below. Notwithstanding any prepayment of the Loan by Borrower, sums repaid may not be re-borrowed.

                  "1.2 Promissory Notes. Borrower's obligation to pay the principal of, and interest on, the Loan shall be evidenced by a promissory note dated as of December 20,

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         2002 duly executed and delivered by Borrower in the form attached as
         Exhibit A to the Third Amendment to the Loan Agreement and representing the $5,000,000 principal balance of the Loan (the "Note"), which Note shall be an amendment and restatement of the Replacement Note. Upon execution and delivery of the Note, each of the Old Notes shall be null and void and of no further legal force or effect. Watson agrees to return to Borrower each of the original Old Notes on the date of execution of the Third Amendment to the Loan Agreement."

         4. Section 7.2(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(b)     Within ninety (90) days after the end of each fiscal
                  year, consolidated statements of income and retained earnings and cash flows of the Borrower and its Subsidiaries for the period from the beginning of each fiscal year to the end of such fiscal year, and consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, which statements will be prepared in accordance with GAAP, consistently applied (except as approved by the accounting firm examining such statements and disclosed by the Borrower) and will be accompanied by the report of the Borrower's independent certified public accountant firm;"

         5. Section 7.8 of the Loan Agreement is hereby deleted in its entirety.

         6. Section 8.12 of the Loan Agreement is hereby deleted in its entirety.

         7. Section 8.13 of the Loan Agreement is hereby deleted in its entirety.

         8. Section 9.1(e) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(e)     If any default shall occur under any indenture,
                  mortgage, agreement, instrument or commitment evidencing or under which there is outstanding indebtedness of the Borrower or a Subsidiary aggregating in excess of $1

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                  million, and which default results in such indebtedness
                  becoming due and payable prior to its due date and, if such indenture or instrument so requires, the holder or holders thereof shall have declared such indebtedness due and payable;"

         9. Section 9.1(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(i)     if any default shall occur and be continuing under
                  the terms of the Existing Debentures and such indebtedness has become due and payable; or"

         10. A new Section 9.1(j) is hereby added to the Loan Agreement as follows:

                  "(j)     if the Conversion Event (and the conversion of the
                  Existing Debentures into Preferred Stock in connection therewith), shall not have occurred by November 1, 2004."

         11. Sections 9.2 and 9.3 of the Loan Agreement are hereby amended in their entirety to read as follows:

                  "9.2     Remedies.

                  (a) Subject to Section 9.4, upon the occurrence of an Event of Default, Lender may, at any time, unless all defaults shall theretofore have been remedied, at its option, by written notice or notices to Borrower (i) declare the Loan to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) declare any other amounts payable to Lender under the Loan Documents or as contemplated hereby due and payable.

                  (b) Subject to Section 9.4, upon the occurrence of any of the Events of Default described in Section 9.1(h) above, then, automatically and whether or not notice is given, (i) the Loan shall become immediately due and payable, together with interest

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         accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) any other amounts payable to Lender under the Loan Documents or as contemplated hereby shall become immediately due and payable.

                  (c) Notwithstanding anything contained in Section 9.2(a), in the event that any time after the principal of the Loan shall so become due and payable and prior to the date of maturity stated in the Note, and all arrears of principal of and interest on the Loan (with interest at the rate specified in the Note) shall be paid by or for the account of Borrower, then Lender, by written notice or notices to Borrower, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

                  9.3 Enforcement. Subject to Section 9.4, in case any one or more Events of Default shall occur and be continuing, Lender may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of any principal of or interest on the Loan, Borrower will pay to Lender such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of Lender in exercising any rights shall operate as a waiver thereof or otherwise prejudice Lender's rights. No right conferred hereby or by the Note upon Lender shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise."

         12. A new Section 9.4 is hereby added to the Loan Agreement as follows:

                  "9.4     Waiver of Events of Default; Forbearance from
         Exercise of Remedies.

                  (a) Borrower and Lender acknowledge and agree that as of the date of the Third Amendment to the Loan Agreement, certain Events of Default have occurred and are continuing, including without limitation, the Borrower's default in the payment of interest due under the Old Notes. Upon the date of the Third Amendment to the Loan

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         Agreement, Lender will be deemed to have waived any and all Events of
         Default under the Loan Agreement, the Old Notes, and the Loan Documents that have occurred and are continuing as of the date hereof.

                  (b) Notwithstanding anything to the contrary contained in the Loan Agreement, the Note or the Loan Documents, including, without limitation, Sections 9.1, 9.2 and 9.3 of the Loan Agreement, commencing with the occurrence and continuance of any Event of Default on or after the date of the Third Amendment to Loan Agreement and for a period of two (2) years thereafter, Lender shall forbear from the exercise and enforcement (and shall be prohibited from any exercise or enforcement) of any rights and remedies under the Loan Agreement, the Note, and the Loan Documents, including, without limitation, the right to declare the Loan due and payable, the acceleration of the maturity of the Loan, or the exercise or enforcement of any rights or remedies provided under the Watson Security Documents; provided, however, that Lender's forbearance obligations contained in this Section 9.4(b) shall not (i) impair, alter or otherwise diminish the exercise and enforcement of Lender's rights and remedies provided in the Loan Agreement, the Note and the Loan Documents solely upon the occurrence and continuance of an Event of Default under Sections 9.1(a), 9.1(c) (but limited solely to any default that affects the priority of the liens granted by Borrower and the Guarantors to Lender pursuant to the Loan Documents), 9.1(e), 9.1.(h), 9.1(i) or 9.1(j) of the Loan Agreement, or (ii) in any circumstance extend beyond June 30, 2007 (regardless of whether the applicable Event of Default occurred less than two (2) years prior to such date)."

         13.      The definition of "Existing Debentures" set forth in Section
12.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  ""Existing Debentures" shall mean, collectively, (i) the Galen Debentures, (ii) the Oracle Debentures, (iii) the convertible secured debentures due March 31, 2006 issued pursuant to that certain Debenture Purchase Agreement dated December 20, 2002 between the Borrower and the purchasers listed on the signature page thereto, and (iv) the convertible secured debentures due July 31, 2004 issued pursuant to that certain Debenture and Share Purchase Agreement dated February 6, 2004 between the Borrower

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         and the purchasers listed on the signature page thereto, as each of such debentures may be supplemented, amended, or otherwise modified from time to time."

         14. The definition of "Existing Holders" set forth in Section 12.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  ""Existing Holders" shall mean the holders of the Existing Debentures."

         15. The definition of "Obligations" set forth in Section 12.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "Obligations" shall mean all obligations, liabilities and indebtedness of every kind, nature and description of the Borrower and the Guarantors from time to time owing to the Lender or any Indemnitee under or in connection with the Loan Documents, whether direct or indirect, primary or secondary, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and shall include, without limitation, all principal and interest on the Loan and, to the extent chargeable under any Loan Document, all charges, expenses, fees and reasonable attorney's fees."

         16. Section 12.1 of the Loan Agreement is further amended by adding the following definition in alphabetical order in its entirety:

                  ""Conversion Agreement" shall mean that certain Debenture Conversion Agreement dated February 6, 2004 by and among the Borrower and the holders of the Existing Debentures, as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms."

         17. Section 12.1 of the Loan Agreement is further amended by adding the following definition in alphabetical order in its entirety:

                  ""Conversion Event" shall mean the conversion of the Existing Debentures into Preferred Stock immediately upon the filing by the Borrower of the documents necessary to create the Preferred Stock."

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         18.      Section 12.1 of the Loan Agreement is further amended by
adding the following definition in alphabetical order in its entirety:

                  ""Old Notes" shall mean, collectively, (i) the secured promissory note dated December 20, 2002 issued by Borrower to Lender in the principal amount of $17,500,000, and (ii) the secured promissory note dated December 20, 2002 issued by Borrower to Lender in the principal amount of $3,901,331."

         19. Section 12.1 of the Loan Agreement is further amended by adding the following definition in alphabetical order in its entirety:

                  ""Preferred Stock" shall mean, collectively, (i) the Series A Convertible Preferred Stock, $.01 par value, of the Borrower (now or hereafter issued), (ii) the Series B Convertible Preferred Stock, $.01 par value, of the Borrower (now or hereafter issued), (iii) the Series C-1 Convertible Preferred Stock, $.01 par value, of the Borrower (now or hereafter issued), (iv) the Series C-2 Convertible Preferred Stock, $.01 par value, of the Borrower (now or hereafter issued), and (v) the Series C-3 Convertible Preferred Stock, $.01 par value, of the Borrower (now or hereafter issued)."

         20. Section 12.3 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "12.3 Governing Law. This Agreement and the rights of the Parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Loan Agreement were negotiated."

         21. Section 12.11 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "12.11 Litigation. The Parties each hereby waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced arising out of this Loan Agreement or the Loan Documents. The Parties hereto agree that the state and federal court which set in the City and State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Borrower

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         and Lender, pertaining directly or indirectly to this Loan Agreement or to any matter arising therefrom. The parties each expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in such courts provided that such consent shall not be deemed to be a waiver of personal service of the summons and complaint, or other process or papers issued therein. The choice of forum set forth in this Section 12.11 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Loan Agreement to enforce same in any appropriate jurisdiction. The Parties waive any objections based upon forum non-conveniens and any objection to venue of any action instituted hereunder."

         22. Schedule I to the Loan Agreement is hereby amended in its entirety as set forth in Schedule I to the Third Amendment to the Loan Agreement.

         23. Limitation of Amendment. Except as amended above, the terms of the Loan Agreement shall remain in full force and effect.

         24. Governing Law. This Third Amendment and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Third Amendment were negotiated.

         25. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, Borrower and Lender have caused this Third Amendment to be duly executed by their duly authorized officers all as of the day and year first above written.

"BORROWER"                                      "LENDER"

HALSEY DRUG CO., INC.                           WATSON PHARMACEUTICALS, INC.

By:____________________________                 By:_____________________________
Name:  Andrew D. Reddick                        Name:  _________________________
Title: President and Chief Executive Officer    Title: _________________________

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                                    EXHIBIT A

                                      Note

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                                   SCHEDULE I

              Debentureholders Receiving In-Kind Interest Payments

                              All Existing Holders

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